UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 21, 2022

Rani Therapeutics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40672	86-3114789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2051 Ringwood Avenue San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 457-3700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RANI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2022 (the “Effective Date”), Rani Therapeutics, LLC (“Rani LLC”), a subsidiary of Rani Therapeutics Holdings, Inc. (the “Company”), and InCube Labs, LLC (“ICL”) entered into an Amendment No. 1 to Service Agreement (the “Amendment”) to the Service Agreement, dated January 1, 2021, between Rani LLC and ICL (the “Service Agreement”) to, among other things, permit Rani LLC to lease space in facilities currently leased by ICL. Mir Imran, the Executive Chairman and former President and Chief Executive Officer of the Company, is the sole managing member of ICL, which is wholly owned by Mr. Imran and his family.

Pursuant to the Amendment, ICL will allow Rani LLC to occupy 11,331 square feet of space in the building located at 518 Sycamore Drive, Milpitas, California (the “Milpitas Lease”) and to share occupancy of 20,773 square feet of space in the facilities located at 12500 Network Boulevard, Suite 112, San Antonio, Texas (the “San Antonio Lease”).

The initial term of the Milpitas Lease will commence on the Effective Date and will expire February 28, 2023. Subject to certain conditions, Rani LLC will have an option to renew the Milpitas Lease for two additional terms of 12 months each. The monthly base rent for the initial term of the Milpitas Lease will be $28,327.50 per month, subject to a 5% increase for each renewal term, if applicable. Rani LLC will also be responsible for the payment of additional rent to cover its share of the operating expenses of the building and common area.

The term of the San Antonio Lease will commence on the Effective date and continue until terminated by either party upon not less than six months’ notice. The monthly base rent for the San Antonio Lease will be equal to 80% of the total monthly rent payable under ICL’s lease with the landlord of the premises. As of the Effective Date, the monthly rent payable by Rani LLC will be $18,280 per month. Rani LLC will also be responsible for the payment of additional rent to cover its share of common area operating expenses, including taxes, insurance, utilities, and repair and maintenance of the San Antonio premises and common area, payable and paid by ICL under its lease for the premises.

The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rani Therapeutics Holdings, Inc.

Date: March 23, 2022	By:	/s/ Svai Sanford
Svai Sanford Chief Financial Officer